Exhibit 99.1

Kubient Acqui-Hires Team from Leading Digital Media Agency MediaCrossing Inc. to Bolster Managed Solutions Division

NEW YORK – November 30, 2021 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, announced its strategic acqui-hire of certain assets and personnel of privately-held MediaCrossing Inc. (“MediaCrossing”), a premier digital advertising agency dedicated to bringing advertising tools, technologies and expertise to brands. As a result of the acquisition, MediaCrossing will operate within Kubient’s Managed Services division.

MediaCrossing Overview
Based in Stamford, Connecticut, MediaCrossing is a digital-first media buying agency focused on driving growth for both brands and agencies. The company’s mission is to provide the advertising tools, technology and expertise necessary for brand leaders to focus on what matters most: growing their business. MediaCrossing leverages technology and multi-tactic initiatives to drive performance and exceed client requested KPIs through continuous innovation and client service. The company acts as a true extension of their clients’ advertising teams; handling all media strategy development, planning, buying and analytics, in conjunction with offering a multitude of tactics for their clients including programmatic advertising, paid social, paid search, search engine optimization, direct to publisher, and traditional media advertising.

Acquisition Summary and Rationale
•
Strengthens Kubient’s current workforce by adding 10 seasoned employees across account management, advertising operations, partnerships, and additional roles, who will offer complementary and synergistic services and solutions that integrate directly into Kubient’s ecosystem, which will provide clients with a comprehensive digital media mix model

•	MediaCrossing personnel bring their current client base, and their corresponding advertising dollars into the Audience Marketplace, providing them with access to supply at scale
•
Broadens Kubient’s Managed Service division by including: assigned account managers, real time dashboard monitoring, performance analysis, quarterly reviews, media reconciliation, payment facilitation, acceptance and utilization of competitive trade credit by specific clients

•	Enables Kubient to provide reporting, analytics, and optimization recommendations throughout the lifecycle of a campaign, delivering result oriented metrics and insights
•	Expands Kubient’s market footprint by providing access to incremental verticals

“MediaCrossing’s mission is to deliver tangible results to our clients with their digital advertising campaigns through innovation and client service,” said Michael Kalman, CEO and Founder of MediaCrossing. “By joining Kubient, we’re able to better assist our clients in achieving their goals, as we provide them access to supply at scale through Kubient’s Audience Marketplace coupled with their fraud prevention solution, KAI. Our organization believes that the future of a successful digital advertising strategy hinges upon a brand’s ability to work directly and closely with supply sources, and that is exactly why we combined our capabilities with Kubient’s. This is a seminal period in the ad-tech space, and we are confident that joining an innovative company like Kubient will be immediately accretive and greatly increase our value proposition.”

Paul Roberts, Founder, Chairman, CSO, and CEO of Kubient added: “MediaCrossing has a vast depth of knowledge and an incredible reputation in the industry of successfully servicing direct advertiser partnerships; a growing emphasis for Kubient. Not only does this acquisition provide us with seasoned industry experts, but it also gives us direct access to MediaCrossing’s customer list. Kubient will now also offer a more extensive slate of offerings for brands looking to maximize their working media budgets, as MediaCrossing provides us with additional services and capabilities. Going forward, we intend to continue leveraging M&A as an inorganic growth engine as we scale our operations.”

Michael Kalman, CEO and Founder of MediaCrossing, will join as President – Agency and Brand Partnerships, and will oversee Kubient’s direct advertiser and brand partnerships along with agency clients. Robert Henrikson will remain as SVP of Operations. Michael Kalman will be reporting directly to Paul Roberts, Founder, Chairman, CSO, and CEO of Kubient. Prior to founding MediaCrossing, Kalman served as VP of Business Development at ICON, where his tenure lasted 13 years. Henrikson brings more than 20 years of industry experience, holding business development and ad ops roles at brands such as Yahoo!, Bitly, and Booker Software, in addition to his time at MediaCrossing.

About Kubient
Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Marketplace is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Marketplace is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com.

Forward-Looking Statements
The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Kubient Investor Relations
Gateway Investor Relations
Matt Glover and John Yi
T: 1-949-574-3860
Kubient@gatewayir.com